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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under 14a-12
RAYOVAC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6 Concourse Parkway, Suite 3300
Atlanta, Georgia 30328

June 15, 2004

Dear Shareholder:

On Wednesday, July 21, 2004, Rayovac Corporation will hold its annual meeting of shareholders. On behalf of the Board of Directors, I am pleased to invite you to join us so we can report to you on the activities of Rayovac during fiscal 2003 and discuss the outlook for fiscal 2004. The meeting will be held at the Westin Atlanta North, 7 Concourse Parkway, Atlanta, Georgia and is scheduled to begin at 8:00 a.m., local time.

This year you are being asked to vote on the following matters: (1) the election of two Class II directors to the Board of Directors for a three-year term; (2) the approval of the 2004 Rayovac Incentive Plan; and (3) the ratification of the Board of Directors' appointment of KPMG LLP as our independent auditors for fiscal 2004. These proposals are described in the attached proxy statement, which you are encouraged to read fully.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented. Regardless of the number of shares you own, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

We appreciate your continued support.

Sincerely,

David A. Jones
 Chairman and
Chief Executive Officer

RAYOVAC CORPORATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Rayovac Corporation:

        The annual meeting of the shareholders of Rayovac Corporation (the "Annual Meeting") will be held at the Westin Atlanta North, 7 Concourse Parkway, Atlanta, Georgia, on Wednesday July 21, 2004, at 8:00 a.m., local time, for the following purposes:

  1.
  To elect two Class II directors to the Board of Directors for a three-year term expiring at the 2007 annual meeting;

  2.
  To approve the 2004 Rayovac Incentive Plan;

  3.
  To ratify the appointment by the Board of Directors of KPMG LLP, certified public accountants, as our independent auditors for fiscal 2004; and

  4.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        All shareholders of record at the close of business on Tuesday, June 1, 2004, will be entitled to vote at the Annual Meeting, whether in person or by proxy. Please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. Shareholders who attend the Annual Meeting may revoke their proxies and vote in person, if they wish to do so.

                      By Order of the Board of Directors,

                      James T. Lucke
                      Secretary

6 Concourse Parkway, Suite 3300
Atlanta, Georgia 30328
June 15, 2004

IMPORTANT

        All shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. This will assure your representation and a quorum for the transaction of business at the Annual Meeting. If you do attend the Annual Meeting, you may vote in person if you desire to do so, even if you have returned a proxy card.

RAYOVAC CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON WEDNESDAY, JULY 21, 2004

General

        We are furnishing this proxy statement to shareholders of record of Rayovac Corporation ("Rayovac" or the "Company") in connection with the solicitation of proxies for use at the annual meeting of shareholders (the "Annual Meeting") to be held on Wednesday, July 21, 2004, at 8:00 a.m., local time, at the Westin Atlanta North located at 7 Concourse Parkway, Atlanta, Georgia, and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The Notice of Annual Meeting of Shareholders, this proxy statement and the enclosed form of proxy are first being mailed to shareholders on or about June 15, 2004.

Voting Securities, Quorum and Vote Required

        Only holders of record of common stock, par value $.01 per share, of Rayovac (the "Common Stock") as of the close of business on June 1, 2004 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 34,513,192 shares of Common Stock issued and outstanding, constituting all of our issued and outstanding voting securities. Shareholders are entitled to one vote for each share of Common Stock they held as of the Record Date.

        A quorum of shareholders is necessary to hold a valid annual meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Annual Meeting. Shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

        To be elected as a Class II director at the Annual Meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting, provided a quorum is present, is required to (a) approve the 2004 Rayovac Incentive Plan (the "2004 Incentive Plan") (Proposal No. 2) and (b) ratify the Board of Directors' appointment of KPMG LLP as our independent auditors for fiscal 2004 (Proposal No. 3).

        Shares represented by proxies that are marked "WITHHELD" with regard to Proposal No. 1 (Election of Directors) will be excluded entirely from the vote and will have no effect. Shares represented by proxies that are marked "ABSTAIN" with regard to Proposal No. 2 (Approval of 2004 Incentive Plan) or Proposal No. 3 (Ratification of KPMG LLP's Appointment) will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a negative vote because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

        A broker "non-vote" occurs with respect to shares as to a proposal when a broker who holds shares of record in his name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. Brokers holding your shares in their name will be permitted to vote such shares with respect to Proposal No. 1 (Election of Directors) and Proposal No. 3 (Ratification of KPMG LLP's Appointment) at the Annual Meeting without instruction from you, and, accordingly, broker non-votes will not occur with respect to either proposal. However, because broker non-votes relating to equity compensation plans are prohibited, broker non-votes with respect to Proposal No. 2 (Approval of 2004 Incentive Plan) will have the effect of a vote against such proposal.

Proxies

  Voting Your Proxy

        You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

        Voting instructions are included on your proxy card. If you properly complete, date and sign your proxy and return it to us in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed on the proxy card.

        If you sign and timely return your proxy card, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, your shares will be voted FOR each of such proposals. Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. If any other matter is properly presented at the Annual Meeting upon which a vote may properly be taken, shares represented by duly executed and timely returned proxy cards will be voted on any such matter in accordance with the judgment of the named proxies. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

  How to Vote by Proxy

        You may vote by proxy by completing, signing, dating and returning your proxy card in the enclosed envelope. If you hold your shares through a broker or other custodian, you should provide written instructions to your broker on how to vote your shares. Proposal No. 1 (Election of Directors) and Proposal No. 3 (Ratification of KPMG LLP's Appointment) to be voted on at the Annual Meeting are routine matters and, accordingly, your broker will be permitted to vote your shares without instruction from you. As a result, if you do not provide your broker with instructions on how to vote your shares with respect to Proposal No. 1 and Proposal No. 3, your broker may vote your shares in a different manner than you would have voted if you had provided instructions to your broker. However, your broker is not permitted to vote on proposal No. 2 (Approval of 2004 Incentive Plan) without your written instructions. Your failure to provide voting instructions with respect to Proposal No. 2 will have the effect of a vote against such proposal.

  Revoking Your Proxy

        You may revoke your proxy before it is voted by:

  •
  sending in a new proxy with a later date;

  •
  notifying the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

  •
  voting in person at the Annual Meeting.

        If you hold your shares through a broker or other custodian, you will need to contact them to revoke your proxy.

  Voting in Person

        If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a proxy from your nominee authorizing you to vote your "street name" shares held as of the Record Date.

Proxy Solicitation

        This solicitation of proxies is being made on behalf of our Board of Directors and we will bear the costs of the solicitation. We have engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies for a fee of approximately $7,000 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers and employees in person or by telephone or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Delivery of Proxy Materials and Annual Report to Households

        The Rules of the Securities and Exchange Commission (the "SEC") permit companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more shareholders reside. Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report to shareholders for the last fiscal year (the "Annual Report") and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

        Beneficial owners who reside at a shared address at which a single copy of our Annual Report and this proxy statement is delivered may obtain a separate copy of our Annual Report and/or this proxy statement without charge by sending a written request to Rayovac Corporation, 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, Attention: Vice President, Investor Relations, by calling us at (770) 829-6200 or by writing to us via electronic mail at investorrelations@rayovac.com. We will promptly deliver an Annual Report and/or this proxy statement upon request.

        Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank or other intermediary to revoke your consent.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Board of Directors currently consists of eight members, as determined in accordance with our Amended and Restated By-Laws. In accordance with our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes (designated Class I, Class II and Class III, respectively), each consisting, as nearly as possible, of one-third of the total number of directors. The current term of office of the Class II directors expires at the Annual Meeting. The Class I and Class III directors are serving terms that expire at the annual meeting of shareholders to be held in 2005 and 2006, respectively.

        The named proxies will vote the shares represented by all proxies received for the nominees for these vacancies, except to the extent authority to do so is withheld. Shareholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, may withhold the authority to vote for any individual nominee. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee is or becomes unable or unwilling to serve, all proxies received will be voted for the person, if any, as shall be designated by the Board of Directors to replace the nominee. Each nominee has agreed to serve if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

        The names of the nominees being presented for consideration by the shareholders (all of whom are incumbent directors) and our current directors, their ages, the years in which they became directors of the Company and certain other information about them are set forth on the following pages. None of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary or other affiliate of the Company.

Nominees for Vacancies on the Board of Directors

        Nominees for the vacancies in Class II, whose three-year term will expire at the 2007 annual meeting of shareholders, are as follows:

John S. Lupo Age 57	Mr. Lupo has served as a director of Rayovac since July 1998 and is a principal in the consulting firm Renaissance Partners, LLC, which Mr. Lupo joined in February 2000. From October 1998 until November 1999, Mr. Lupo served as Executive Vice President for Sales and Marketing for Bassett Furniture Industries, Inc. From April 1998 to October 1998, Mr. Lupo served as a consultant in the consumer products industry. From August 1996 to April 1998, Mr. Lupo served as Senior Vice President and Chief Operating Officer for the international division of Wal-Mart Stores, Inc. From October 1990 to August 1996, Mr. Lupo served as Senior Vice President—General Merchandise Manager of Wal-Mart Stores, Inc. Mr. Lupo is a member of both our Compensation Committee and Nominating and Corporate Governance Committee.
Thomas R. Shepherd Age 74
Mr. Shepherd has served as a director of Rayovac since our September 1996 recapitalization. Mr. Shepherd is Chairman of TSG Equity Partners, LLC, a private equity investment firm, and is also a director of The Vermont Teddy Bear Company Inc. and various private corporations. From 1986 through 1998, Mr. Shepherd served as a Managing Director of Thomas H. Lee Company. Mr. Shepherd is our Presiding Director and the Chairperson of our Compensation Committee.

The Board of Directors recommends a vote FOR Proposal No. 1 to elect the above-named nominees as Class II directors of Rayovac.

Directors Continuing in Office

        The directors continuing in office in Class I, whose three-year term will expire at the 2005 annual meeting of shareholders, are as follows:

Neil P. DeFeo Age 58	Mr. DeFeo has served as a director of Rayovac since September 30, 2003. Mr. DeFeo most recently served as President and Chief Executive Officer of Remington Products Company, L.L.C. from 1997 to September 30, 2003 and as Chairman of the Board of Remington Products Company, L.L.C. from 2001 to September 30, 2003. From 1993 to 1996, Mr. DeFeo served as Group Vice President of U.S. Operations of the Clorox Company, and from 1968 to 1993 he held positions of increasing responsibility at Procter & Gamble. Mr. DeFeo also serves as a director of Cluett America, Inc., Driscoll Strawberry Association, Inc. and American Woodmark Corporation.
David A. Jones Age 54
Mr. Jones has served as Chairman of our Board of Directors and our Chief Executive Officer since September 1996. From September 1996 to April 1998, Mr. Jones also served as our President. Between February 1995 and March 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer and Chairman of the Board of Directors of Thermoscan, Inc., a manufacturer and marketer of infrared ear thermometers for consumer and professional use. From 1989 to September 1994, Mr. Jones served as President and Chief Executive Officer of The Regina Company, a manufacturer of vacuum cleaners and other floor care equipment. In addition, Mr. Jones serves as a director of Tyson Foods, Inc. and Pentair, Inc. Mr. Jones has over 30 years of experience working in the consumer products industry.
Barbara S. Thomas Age 54
Ms. Thomas has served as a director of Rayovac since May 2002. Ms. Thomas most recently served as Interim Chief Executive Officer of The Ocean Spray Company from November 2002 to April 2003. Previously, Ms. Thomas was President of Warner-Lambert Consumer Healthcare, the over-the-counter pharmaceuticals business of the Warner-Lambert Company, until its purchase by Pfizer Inc. in July 2000. From 1993 to 1997, Ms. Thomas was employed by the Pillsbury Company, serving last as President of Pillsbury Canada Ltd. Prior to joining Pillsbury, Ms. Thomas served as Senior Vice President of Marketing for Nabisco Brands, Inc. Ms. Thomas is the Chairperson of our Nominating and Corporate Governance Committee and a member of our Audit Committee.

        The directors continuing in office in Class III, whose three-year term will expire at the 2006 annual meeting of shareholders, are as follows:

John D. Bowlin Age 53	Mr. Bowlin has served as a director of Rayovac since May 7, 2004. Mr. Bowlin most recently served as President and Chief Executive Officer of Miller Brewing Company, a subsidiary of SABMiller plc, from 2002 to 2003. From 1985 to 2002, Mr. Bowlin served in a variety of senior executive positions during his time at Philip Morris Companies, Inc., including: Chief Executive Officer of Miller Brewing Company from 1999 to 2002; President and Chief Executive Officer of Kraft Foods International from 1996 to 1999; President and Chief Operating Officer of Kraft Foods North America from 1994 to 1996; President and Chief Operating Officer of Miller Brewing Company from 1993 to 1994; and President of Oscar Mayer Food Corporation from 1991 to 1993. From 1974 to 1985, he held positions of increasing responsibility at General Foods Corporation. Mr. Bowlin is a member of both our Audit Committee and Nominating and Corporate Governance Committee.
William P. Carmichael Age 60
Mr. Carmichael has served as a director of Rayovac since August 2002. From 1999 to 2001, Mr. Carmichael served as Senior Managing Director of the Succession Fund, a company that provides strategic financial and tax consulting to closely held private companies. Mr. Carmichael also served as Senior Vice President of Sara Lee Corporation from 1991 to 1993, Vice President from 1985 to 1990 and Chief Financial Officer from 1987 to 1990 of Beatrice Foods Company, Vice President of E-II Holdings from 1987 to 1988 and Vice President of Esmark, Inc. from 1976 to 1984. Mr. Carmichael is a director of Cobra Electrics Corporation, Nations Funds and The Finish Line, Inc. Mr. Carmichael is the chairperson of our Audit Committee.
Kent J. Hussey Age 58
Mr. Hussey has served as a director of Rayovac since October 1996 and has served as our President and Chief Operating Officer since August 2002 and from April 1998 until November 2001. From December 2001 through July 2002, Mr. Hussey served as our President and Chief Financial Officer. From October 1996 to April 1998, Mr. Hussey served as our Executive Vice President of Finance and Administration and our Chief Financial Officer. From 1994 to 1996, Mr. Hussey was Vice President and Chief Financial Officer of ECC International, a producer of industrial minerals and specialty chemicals, and from 1991 to July 1994, Mr. Hussey served as Vice President and Chief Financial Officer of The Regina Company. Mr. Hussey also serves as a director of American Woodmark Corporation.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        In addition to those directors named above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. None of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of Rayovac.

        Kenneth V. Biller, age 56, has served as our Executive Vice President of Operations since October 1999, as our Senior Vice President of Operations from August 1998 to October 1999, as our Senior Vice President of Manufacturing/Supply Chain from January 1998 to August 1998, as our Senior Vice President and General Manager of Lighting Products & Industrial from 1996 to January 1998 and as our Vice President and General Manager of Lighting Products & Industrial from 1995 to 1996. Mr. Biller joined us in 1972 and has held numerous other positions with us, including Director of Technology/Battery Products and Vice President of Manufacturing.

        Remy E. Burel, age 53, has served as our President, Europe since January 1, 2004. From October 2002, upon our acquisition of substantially all of the consumer battery division of VARTA AG, until December 2003, Mr. Burel served as our Executive Vice President—Europe. Before the acquisition, Mr. Burel had been Chief Executive Officer of VARTA Gerabatterie GmbH since January 2, 2000. From May 1990 to December 1999, Mr. Burel held positions of increasing responsibility at VARTA as International Marketing Manager, Geographical Area Manager (France, Spain and Portugal), Profit Center Manager (general purpose batteries) and Divisional Board Member. Mr. Burel started his career at Gillette/Braun and held six different positions in controlling and marketing in the United States, France and Germany from 1975 to 1988.

        Luis A. Cancio, age 64, has served as our President, Latin America since January 1, 2004. From October 2000 until December 2003, Mr. Cancio served as our Executive Vice President—Latin America and from August 1999 to October 2000, he served as our Senior Vice President and General Manager of Latin America. From 1980 to 1996, Mr. Cancio held positions of increasing responsibility at Duracell International Inc., beginning as Vice President in Latin America and ending his tenure as Senior Vice President in other international markets.

        Lester C. Lee, age 44, joined us as our President, Remington North America in October 2003 upon our acquisition of Remington Products Company, L.L.C. and he held this same position with Remington Products Company, L.L.C. since January 2002. Effective January 1, 2004, Mr. Lee assumed the position of President, North America. Previously, Mr. Lee held the position of President, U.S. Shaver & Grooming Division at Remington Products Company, L.L.C. since January 2000 and was Senior Vice President Sales and Integrated Logistics of Remington Products Company, L.L.C. since July 1997. From 1995 until 1997, Mr. Lee was employed by Pacific Bell Mobile Services, a Division of Pacific Telesis, most recently as Vice President of Sales, and from 1989 until 1995, he was employed by Norelco Consumer Products Company in various sales positions, including Director of Sales, Western Division.

        Randall J. Steward, age 50, has served as our Executive Vice President and Chief Financial Officer since August 2002. From January 2002 until August 2002, Mr. Steward took a leave of absence for personal reasons. Previously, he served as our Executive Vice President of Administration and Chief Financial Officer from October 1999 to December 2001. Mr. Steward initially joined us in March of

1998 as our Senior Vice President of Corporate Development and was named Senior Vice President of Finance and Chief Financial Officer in April 1998, a position he held until October 1999. From October 1997 to March 1998, Mr. Steward worked as an independent consultant, primarily with Thermoscan, Inc. and Braun AG, assisting with financial and operational issues. From March 1996 to September 1997, Mr. Steward served as President and General Manager of Thermoscan, Inc. From January 1992 to March 1996, he served as Executive Vice President of Finance and Administration and Chief Financial Officer of Thermoscan, Inc.

        Paul G. Cheeseman, age 45, serves as our Senior Vice President, Product Development. Immediately following our acquisition of Remington Products Company, L.L.C. in September 2003, Dr. Cheeseman assumed all responsibility for Remington product development. Previously, he served as our Senior Vice President—Technology since November 2001 and as our Vice President—Technology from June 1998 to November 2001 and has led all major technology initiatives at the Company since that time. From 1992 to 1998, Dr. Cheeseman held positions of increasing responsibility at Duracell Inc., a division of The Gillette Company, including Director of Operations from 1992 to 1995 and Director of Technology from 1995 to June 1998.

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;
COMMITTEES OF THE BOARD OF DIRECTORS

        During fiscal 2003, our Board of Directors held four regular meetings and two special meetings and acted by unanimous written consent on four occasions. Each director attended all of the meetings of the Board of Directors. Thomas R. Shepherd is our Presiding Director. Rayovac does not have a policy that requires the attendance of all directors at our annual meetings of shareholders, however, all the then-current members of our Board of Directors attended our 2003 annual meeting of shareholders and we expect all members of our Board of Directors to attend the Annual Meeting.

        Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company): John D. Bowlin; William P. Carmichael; John S. Lupo; Thomas R. Shepherd; and Barbara S. Thomas. Our Board of Directors has adopted the definition of "independent director" set forth under the New York Stock Exchange Listing Standards to assist it in making determinations of independence. The directors referred to above currently meet these standards and are independent.

        The Board of Directors has designated three principal standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The functions of each committee and the number of meetings held by each committee in fiscal 2003 are noted below.

        The Audit Committee, whose current members are John D. Bowlin, William P. Carmichael and Barbara S. Thomas, held four meetings in fiscal 2003 and acted by unanimous written consent on one occasion. Mr. Carmichael is the Chairperson of our Audit Committee and our Audit Committee Financial Expert, as defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407. Each of the members of the Audit Committee is independent, as independence is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange Listing Standards. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, as amended, for the overall purpose of overseeing the Company's accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) the independent auditors' qualifications and independence, (3) the performance of our internal audit function and independent auditors and (4) our compliance with legal and regulatory requirements. The responsibilities and authority of the Audit Committee are described in further detail in the Audit Committee Charter, as amended, adopted by the Board of Directors in January 2003, which can be viewed at the Corporate Governance portion of our website at www.rayovac.com. John S. Lupo served on the Audit Committee during a portion of fiscal 2003. Mr. Lupo resigned from the Audit Committee effective November 7, 2002, and was replaced by Mr. Carmichael. Philip F. Pellegrino served on the Audit Committee during fiscal 2003 and a portion of fiscal 2004. Mr. Pellegrino resigned from the Board of Directors and the Audit Committee effective March 31, 2004 and was replaced on the committee by Ms. Thomas. Thomas R. Shepherd served on the Audit Committee during fiscal 2003 and a portion of fiscal 2004. Mr. Shepherd resigned from the Audit Committee effective May 7, 2004 and was replaced by Mr. Bowlin. The report of the Audit Committee for fiscal year 2003 is included elsewhere in this proxy statement.

        The Compensation Committee, whose current members are John S. Lupo and Thomas R. Shepherd, held one meeting in fiscal 2003 and acted by unanimous written consent on one occasion. Mr. Shepherd is Chairperson of our Compensation Committee. Each of the members of the Compensation Committee is independent, as independence is defined in Section 303A.02 of the New York Stock Exchange Listing Standards. The Compensation Committee is responsible for overseeing our compensation and employee benefit plans and our incentive-compensation and equity-based plans. The responsibilities and authority of the Compensation Committee are described in further detail in the Compensation Committee Charter adopted by the Board of Directors in January 2003, which can be viewed at the Corporate Governance portion of our website at www.rayovac.com. Philip F. Pellegrino served on the Compensation Committee during fiscal 2003 and a portion of fiscal 2004. Mr. Pellegrino resigned from the Board of Directors and the Compensation Committee effective March 31, 2004 and was replaced on the committee by Mr. Lupo. The report of the Compensation Committee for fiscal year 2003 is included elsewhere in this proxy statement.

        The Nominating and Corporate Governance Committee, whose current members are John D. Bowlin, Barbara S. Thomas and John S. Lupo, held four meetings in fiscal 2003 and acted by unanimous written consent on one occasion. Ms. Thomas is Chairperson of our Nominating and Corporation Governance Committee. Each of the members of the Nominating and Corporate Governance Committee is independent, as independence is defined in Section 303A.02 of the New York Stock Exchange Listing Standards. The Nominating and Corporate Governance Committee is responsible for (1) recommending to the Board of Directors individuals qualified to serve as our directors and on our committees of the Board of Directors, (2) advising the Board of Directors with respect to board composition, procedures and committees, (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company, and (4) overseeing the evaluation process of the Board of Directors and our Chief Executive Officer. The responsibilities and authority of the Nominating and Corporate Governance Committee are described in further detail in the Nominating and Corporate Governance Committee Charter adopted by the Board of Directors in January 2003, which can be viewed, along with our Corporate Governance Guidelines, at the Corporate Governance portion of our website at www.rayovac.com.

DIRECTOR COMPENSATION

        For fiscal 2004, Messrs. Bowlin, Carmichael, DeFeo, Lupo and Shepherd and Ms. Thomas will each receive $7,500 per quarter for their service as directors, plus $1,000 for each meeting of the Board of Directors that they attend ($500 if participating telephonically) and $1,000 for each meeting of a committee of the Board of Directors that they attend ($500 if participating telephonically). Committee chairpersons will receive an additional $1,000 for attendance at each such committee meeting ($500 if participating telephonically). Mr. Shepherd will receive an additional $1,250 per quarter starting the first calendar quarter of 2004 for service in the role of Presiding Director. Further, each of Messrs. Carmichael, DeFeo, Lupo, Pellegrino and Shepherd and Ms. Thomas were each granted fully vested options to purchase 5,000 shares of our Common Stock on October 1, 2003 at an exercise price of $14.60 per share. Also for serving in the role of Presiding Director, Mr. Shepherd was granted 301 shares of our restricted Common Stock on November 13, 2003, which restrictions lapse one year from the grant date, provided he is still serving on our Board of Directors.

        For the first quarter of fiscal 2003, Messrs. Carmichael, Lupo, Pellegrino and Shepherd and Ms. Thomas each received $6,250 for their service as directors, plus $1,000 for the meeting of the Board of Directors that they attended and $500 for each meeting of a committee of the Board of Directors that they attended, provided that committee chairpersons received an additional $500 for attendance at each such committee meeting. For the other three quarters of fiscal 2003, Messrs. Carmichael, Lupo, Pellegrino and Shepherd and Ms. Thomas each received $7,500 per quarter for their service as directors, plus $1,000 for each meeting of the Board of Directors that they attended and $1,000 for each meeting of a committee of the Board of Directors that they attended, provided that committee chairpersons received and additional $1,000 for attendance of each such committee meeting. Mr. Carmichael received $38,750, Mr. Shepherd received $37,750, Mr. Lupo received $36,750, Mr. Pellegrino received $36,750 and Ms. Thomas received $39,750 for their service as our directors and for attending meetings of our Board of Directors and committees in fiscal 2003. In addition, on October 1, 2002, each of Messrs. Carmichael, Lupo, Pellegrino and Shepherd and Ms. Thomas were granted fully vested options to purchase 5,000 shares of our Common Stock at an exercise price of $12.20 per share. Our non-employee directors were also reimbursed for their out-of-pocket expenses in attending meetings of the Board of Directors. Directors who are also our employees receive no compensation for serving on the Board of Directors.

DIRECTOR NOMINATION PROCESS

        Our Board of Directors has established a Nominating and Corporate Governance Committee as described above. The Committee may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of security holders or any other source the Committee deems appropriate. The Committee may also engage a search firm or consultant to assist it in identifying, screening and evaluating potential candidates. The Committee has been given sole authority to retain and terminate any such search firm or consultant.

        In considering candidates for our Board of Directors, the Committee evaluates the entirety of each candidate's credentials. The Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board of Directors responsibilities; and (vi) qualification to serve on specialized board committees, such as the Audit Committee or Compensation Committee.

        Our stockholders may recommend potential director candidates by following the procedure described below. The Nominating and Corporate Governance Committee will evaluate recommendations from stockholders in the same manner that it evaluates recommendations from other sources. If you wish to recommend a potential director candidate for consideration by the Committee, please send your recommendation to Rayovac Corporation, 6 Concourse Parkway Suite 3300, Atlanta, Georgia, 30328, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2005 annual meeting must be received by June 1, 2005 in accordance with our Amended and Restated Bylaws. You should use first class, certified mail in order to ensure the receipt of your recommendation. Any recommendation must include (i) your name and address and a list of the shares of our company that you own; (ii) the name, age, business address and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person's educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating and Corporate Governance Committee. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our Common Stock as of June 1, 2004, by:

  •
  each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a "5% Shareholder");

  •
  our Chief Executive Officer, each of the other four most highly compensated executive officers serving as of September 30, 2003 and one former executive officer who would have otherwise been included in this table but for the fact that he was not serving as an executive officer as of September 30, 2003 (collectively, the "Named Executive Officers");

  •
  each of our directors; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Shareholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 34,513,192 shares of Common Stock issued and outstanding as of the close of business on June 1, 2004. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of June 1, 2004, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Rayovac Corporation, 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328.

Names and Address of Beneficial Owner	Number of Shares		Number of Shares Subject to Options(1)	Percent
Wachovia Corporation(2) One Wachovia Center Charlotte, NC 28288-0137	2,396,455		0	6.9%
David A. Jones	206,081	(3)	536,795	2.1
Kent J. Hussey	151,201	(4)	207,356	1.0
Kenneth V. Biller	87,712	(5)	232,725	*
Luis A. Cancio	86,095	(6)	246,375	*
Stephen P. Shanesy(7)	75,364	(8)	56,000	*
Merrell Tomlin(9)	24,800		73,888	*
John D. Bowlin	0		0	0
William P. Carmichael	5,000		10,000	*
Neil P. DeFeo	2,000		5,000	*
John S. Lupo	2,500		15,000	*
Thomas R. Shepherd	301		5,000	*
Barbara S. Thomas	0		10,000	*
All directors and executive officers of the Company as a group (14 persons)(10)	790,542	(11)	1,503,874	6.4

*
Indicates less than 1% of the total number of outstanding shares of our Common Stock.

(1)
Reflects the number of shares issuable upon the exercise of options exercisable within 60 days of June 1, 2004.

(2)
Information is based on a Schedule 13G filed by Wachovia Corporation with the SEC on February 11, 2004.

(3)
Includes 198,658 shares of restricted stock and 7,323 shares held in the Company's 401(k) plan.

(4)
Includes 101,781 shares of restricted stock and 860 shares held in the Company's 401(k) plan.

(5)
Includes 50,675 shares of restricted stock and 4,650 shares held in the Company's 401(k) plan.

(6)
Includes 50,675 shares of restricted stock and 3,133 shares held in the Company's 401(k) plan.

(7)
Mr. Shanesy resigned from his positions with the Company in March 2004. Immediately prior to his resignation, Mr. Shanesy served as Executive Vice President—Strategic Initiatives.

(8)
Includes 50,675 shares of restricted stock.

(9)
Mr. Tomlin resigned from his position with the Company in February 2003. Prior to his resignation, Mr. Tomlin served as Executive Vice President of Global Sales.

(10)
Mr. Shanesy and Mr. Tomlin are not included in the group because they are no longer executive officers of the Company.

(11)
Includes 627,125 shares of restricted stock and 15,966 shares held in the Company's 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information regarding the Rayovac Corporation 1996 Stock Option Plan (the "1996 Plan") and the Rayovac Corporation 1997 Incentive Plan, as amended (the "1997 Incentive Plan") as of September 30, 2003:

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,923,221	$13.55	744,833	(2)
Equity compensation plans not approved by security holders	None	Not Applicable	None
Total	4,923,221	$13.55	744,833	(2)

(1)
Includes 548,751 shares of common stock available for future issuance under the 1997 Incentive Plan. In addition to stock options, awards under the 1997 Incentive Plan may take the form of restricted stock and other stock-based awards specified in the 1997 Incentive Plan. If such awards are granted, they will reduce the number of shares available for issuance pursuant to future stock option awards.

(2)
This amount excludes an aggregate of 364,172 shares of restricted stock awards outstanding as of September 30, 2003 for which the restrictions have not lapsed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of the fiscal year ended September 30, 2003, we are not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except for the inadvertent late reporting by Merrell M. Tomlin of one forfeiture of restricted stock, the inadvertent late reporting by Kent J. Hussey of one purchase of stock and the inadvertent late reporting by Randall J. Steward of one grant of stock options.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table sets forth the fiscal 2003, fiscal 2002 and fiscal 2001 compensation paid to our Named Executive Officers. Certain prior year amounts have been reclassified to conform with current year presentation.

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary($)	Bonus($)		Other Annual Compensation($)		Restricted Stock Awards($)		Securities Underlying Options(#)	All Other Compensation($)
David A. Jones, Chairman of the Board and Chief Executive Officer	2003 2002 2001	$718,500 568,500 568,500	$565,000 186,000	(3)	$407,000 349,000 343,000	(1) (4) (5)	$1,400,000 1,180,000	(2) (6)	175,000 175,000 50,000	$5,741,000	(7)
Kent J. Hussey, President and Chief Operating Officer	2003 2002 2001	435,000 385,000 385,000	116,000 42,000	(3)	198,000 154,000 125,000	(8) (9) (10)	761,000 826,000	(2) (6)	75,000 75,000 50,000	1,419,000	(7)
Luis A. Cancio, President–Latin America	2003 2002 2001	325,000 290,000 293,000	69,000 42,000	(3)	115,000 93,000 80,000	(11) (12) (13)	347,000 538,000	(2) (6)	50,000 50,000 50,000
Stephen P. Shanesy, Former Executive Vice President– North America(14)	2003 2002 2001	325,000 290,000 290,000	73,000 48,000	(3)	120,000 89,000 85,000	(15) (16) (17)	347,000 568,000	(2) (6)	50,000 50,000 50,000	796,000	(18)
Kenneth V. Biller, Executive Vice President of Operations	2003 2002 2001	325,000 290,000 275,000	73,000 48,000	(3)	120,000 91,000 87,000	(19) (20) (21)	347,000 538,000	(2) (6)	50,000 50,000 50,000	521,000	(7)
Merrell M. Tomlin, Former Executive Vice President of Global Sales(22)	2003 2002 2001	135,000 290,000 290,000	73,000 48,000	(3)	51,000 92,000 71,000	(23) (26) (17)	347,000 560,000	(24) (6)	50,000 50,000 50,000	261,000 925,000	(25) (7)

(1)
Includes approximately $186,000 related to a supplemental retirement program, $52,000 related to personal use of a Rayovac aircraft, $57,000 related to interest on the Jones Equity Note (as defined herein) and $63,000 related to a Rayovac provided residence.

(2)
At September 30, 2003, an aggregate of 364,172 restricted shares granted October 1, 2002 were outstanding valued at $5,316,911. Vesting is scheduled for September 30, 2004, 2005, and 2006 on 114,754 shares, 228,619 shares, and 20,799 shares, respectively, of which no shares have vested as of September 30, 2003. We may, at our discretion, pay or defer dividends, if declared, until the expiration of restrictions.

(3)
Special cash bonus based on our performance during the Named Executive Officer's term of employment.

(4)
Includes approximately $127,000 related to a supplemental retirement program, $42,000 related to personal use of a Rayovac aircraft, $70,000 related to interest on the Jones Equity Note (as defined herein) and $63,000 related to a Rayovac provided residence.

(5)
Includes approximately $104,000 related to a supplemental executive retirement program, $80,000 related to personal use of a Rayovac aircraft, $70,000 related to interest on the Executive Note (as defined herein) and $60,000 related to a Rayovac provided residence.

(6)
As of September 30, 2003, an aggregate of 277,137 shares originally granted with restrictions on October 1, 2000 were outstanding valued at $4,046,200. All shares have vested as of September 30, 2003. We may, at our discretion, pay or defer dividends, if declared, until the expiration of restrictions.

(7)
Represents compensation from the exercise of stock options.

(8)
Includes approximately $121,000 related to a supplemental executive retirement program.

(9)
Includes approximately $84,000 related to a supplemental executive retirement program.

(10)
Includes approximately $70,000 related to a supplemental executive retirement program.

(11)
Includes approximately $89,000 related to a supplemental executive retirement program.

(12)
Includes approximately $62,000 related to a supplemental executive retirement program.

(13)
Includes approximately $50,000 related to a supplemental executive retirement program.

(14)
Mr. Shanesy resigned from his positions with the Company in March 2004.

(15)
Includes approximately $91,000 related to a supplemental executive retirement program.

(16)
Includes approximately $63,000 related to a supplemental executive retirement program.

(17)
Includes approximately $55,000 related to a supplemental executive retirement program.

(18)
Includes approximately $785,000 in compensation from the exercise of stock options and approximately $11,000 related to the purchase of a Rayovac vehicle.

(19)
Includes approximately $89,000 related to a supplemental executive retirement program.

(20)
Includes approximately $62,000 related to a supplemental executive retirement program.

(21)
Includes approximately $52,000 related to a supplemental executive retirement program and $24,000 related to personal use of a Rayovac provided vehicle.

(22)
Mr. Tomlin resigned from his position as Executive Vice President of Global Sales in February 2003.

(23)
Includes approximately $38,000 related to a supplemental executive retirement program.

(24)
Restricted stock award was forfeited during fiscal 2003.

(25)
Includes $261,000 in amounts paid to and benefits received by Mr. Tomlin in connection with his resignation.

(26)
Includes approximately $63,000 related to a supplemental executive retirement program.

Option Grants and Exercises

        In connection with our 1996 recapitalization, the Board of Directors adopted the 1996 Plan. Pursuant to the 1996 Plan, options may be granted with respect to an aggregate of 2,318,000 shares of Common Stock. At September 30, 2003 an aggregate of 1,186,367 options to purchase shares of Common Stock at a weighted average exercise price of $7.04 per share, 508,181 of which relate to the 911,577 granted to David A. Jones in accordance with the terms of his employment agreement, were outstanding. See "Employment Agreements." In September 1997, the Board of Directors adopted the 1997 Incentive Plan. Pursuant to the 1997 Incentive Plan, stock-based awards may be granted, including options and restricted stock, to purchase up to 5,000,000 shares of Common Stock. At September 30, 2003 an aggregate of 3,736,854 options at a weighted average exercise price of $15.61 were outstanding under the 1997 Incentive Plan.

        The following table discloses the grants of stock options during fiscal 2003 to the Named Executive Officers.

Option Grants in Fiscal 2003

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
		Percent of Total Options Granted to Employees in Fiscal Year
	Number of Securities Underlying Options Granted (#)
			Exercise or Base Price ($/share)
Name				Expiration Date
					5%($)	10%($)
David A. Jones	175,000	14.5%	$12.20	9/30/2012	$1,342,690	$3,402,640
Kent J. Hussey	75,000	6.2	12.20	9/30/2012	575,439	1,458,274
Luis A. Cancio	50,000	4.1	12.20	9/30/2012	383,626	972,183
Stephen P. Shanesy(1)	50,000	4.1	12.20	9/30/2012	383,626	972,183
Kenneth V. Biller	50,000	4.1	12.20	9/30/2012	383,626	972,183
Merrell M. Tomlin(2)	50,000	4.1	12.20	9/30/2012	383,626	972,183

(1)
Mr. Shanesy resigned from his positions with the Company in March 2004. Immediately prior to his resignation, Mr. Shanesy served as Executive Vice President—Strategic Initiatives.

(2)
Mr. Tomlin resigned from his position with the Company in February 2003. Prior to his resignation, Mr. Tomlin served as Executive Vice President of Global Sales.

        The following table sets forth information concerning options to purchase Common Stock held by the Named Executive Officers.

Aggregated Option Exercises In Fiscal 2003 And Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year End (#)	Value of Unexercised In-the-money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise	Value Realized
			(Exercisable/Unexercisable)	(Exercisable/Unexercisable)
David A. Jones	—	—	576,243 / 331,938	$5,195,334 / $435,694
Kent J. Hussey	—	—	224,911 / 180,948	961,549 / 188,169
Luis A. Cancio	—	—	152,750 / 147,250	3,712 / 126,288
Stephen P. Shanesy(2)	—	—	132,592 / 136,000	601,937 / 126,288
Kenneth V. Biller	—	—	151,225 / 136,000	792,180 / 126,288
Merrell M. Tomlin(3)	—	—	122,763 / 58,625	501,583 / 62,525

(1)
These values are calculated using the $14.60 per share closing price of the Common Stock as quoted on the NYSE on September 30, 2003.

(2)
Mr. Shanesy resigned from his positions with the Company in March 2004. Immediately prior to his resignation, Mr. Shanesy served as Executive Vice President–Strategic Initiatives.

(3)
Mr. Tomlin resigned from his position with the Company in February 2003. Prior to his resignation, Mr. Tomlin served as Executive Vice President of Global Sales.

Supplemental Executive Retirement Plan

        We provide a supplemental executive retirement plan for eligible employees. The Board of Directors determines which employees of the Company are eligible to participate in the plan. Currently, only our Named Executive Officers and certain other executive officers participate in the plan. Pursuant to the plan, we establish an account for each plan participant. Each October 1, we credit the account of each participant by an amount equal to 15% of the participant's salary. In addition, each quarter we credit each account by an amount equal to 2% of the participant's account value. Each participant vests 20% per year in his account, with immediate full vesting occurring upon death, disability or a change in control of the Company.

Employment Agreements and Separation Agreements

        On October 1, 2002, we entered into amended and restated employment agreements with David A. Jones, Kent J. Hussey, Kenneth V. Biller and Luis A. Cancio. The employment agreements of each of Messrs. Jones, Biller and Cancio have a term of three years (expiring on September 20, 2005) and the employment agreement of Mr. Hussey has a term of four years (expiring on September 30, 2006). Except for the employment agreement of Mr. Jones, each agreement provides for automatic renewal for successive one-year periods unless terminated earlier upon at least 90-days' written notice by either the respective executive officer or us. In addition, each of these employment agreements:

  •
  provides that the executive officer has the right to resign and terminate his respective employment agreement at any time upon 60-days' notice. Upon such resignation, we must pay any unpaid base salary through the date of termination to the resigning executive officer;

  •
  except in the case of Mr. Jones' employment agreement, provides that upon termination of the executive officer's employment without cause or for death or disability, we will pay to the terminated executive officer, or such executive officer's estate, two times the executive officer's base salary and annual bonus, to be paid out over the following twelve months. In addition, each executive officer shall be entitled to receive insurance and other benefits for the greater of 24 months or the remainder of the term;

  •
  provides us with the right to terminate the executive officer's employment for "cause" (as defined therein), in which event we shall be obligated to pay to the terminated executive officer any unpaid base salary accrued through the date of termination; and

  •
  provides that, during the term of the agreement or the period of time served as an employee or director, and for one year thereafter, the executive officer shall not engage in or have any business which is involved in the industries in which we are engaged.

        Under their respective employment agreements, Mr. Jones became entitled to a base salary of $700,000 per annum beginning October 1, 2002, Mr. Hussey became entitled to a base salary of $435,000 per annum beginning October 1, 2002, and Mr. Biller and Mr. Cancio each became entitled to a base salary of $325,000 per annum beginning October 1, 2002 (such base salaries may be adjusted from time to time at the discretion of the Board of Directors). Effective October 1, 2003, the Board of Directors approved a $25,000 increase in Mr. Hussey's annual base salary under his employment agreement. Each executive officer also is entitled to an annual bonus based upon our achieving certain annual performance goals established by the Board of Directors.

        Pursuant to Mr. Jones' employment agreement, he was paid a bonus of $400,000 on September 30, 2003 and will be paid an additional bonus of $2,200,000 on October 1, 2005, should he remain with the Company as of such date. Mr. Jones also receives additional salary at a rate of $18,500 annually for miscellaneous expenses. Mr. Jones' employment agreement grants him the right to purchase his Rayovac-owned home for one dollar. In April 2004, Mr. Jones waived such right in exchange for the Company paying Mr. Jones the fair market value of the property ($993,000) plus an amount equal to 50% of Mr. Jones' leasehold improvements to the property ($38,075).

        Mr. Jones' employment agreement further provides that, upon termination of his employment due to death or disability, we will pay him or his estate his base salary for the 24 months following termination and we will continue to pay him or his estate two times the pro rata portion of his annual bonus. In addition, we will continue to pay him additional salary of $18,500 annually for the duration of the term of his agreement, and he shall be entitled to insurance and other specified benefits for the greater of 24 months or the remainder of the term. In the event Mr. Jones is terminated "without cause" (as defined in his employment agreement), he shall continue to be paid his annual bonus for the greater of 24 months or the remainder of the term. Mr. Jones shall also be entitled to receive additional salary of $18,500 annually for miscellaneous expenses and insurance and other benefits for the greater of 24 months or the remainder of the term.

        In March 2003 and March 2004, respectively, we entered into separation agreements and releases with Merrell M. Tomlin, our former Executive Vice President of Global Sales and Executive Vice President of Sales, and Steven Shanesy, our former Executive Vice President—North America and Executive Vice President—Strategic Initiatives. Consistent with Mr. Tomlin's and Mr. Shanesy's October 1, 2002 amended and restated employment agreements, both separation agreements provide for the continuation of base salary payments ($325,000 annually) to each of the former executives until February 7, 2005 for Mr. Tomlin and September 30, 2005 for Mr. Shanesy. Mr. Tomlin and Mr. Shanesy agree not to engage in any business that competes with the Company during such period. Also consistent with Mr. Tomlin's and Mr. Shanesy's amended and restated employment agreements, Mr. Tomlin received a bonus payment of $72,500 for fiscal year 2003 and will receive a bonus payment of $72,500 for fiscal year 2004 and Mr. Shanesy will receive a bonus payment for fiscal year 2004 to the extent the Company achieves applicable performance objectives and will receive a bonus payment of $195,000 for fiscal year 2005.

Compensation Committee Interlocks and Insider Participation

        During fiscal 2003, the Compensation Committee of the Board of Directors was comprised of Thomas R. Shepherd and Philip F. Pellegrino. Our Compensation Committee is currently comprised of John S. Lupo and Thomas R. Shepherd. No member of our Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. None of our executive officers serves a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors is currently comprised of John S. Lupo and Thomas R. Shepherd. The Compensation Committee determines the compensation of all of the executive officers of Rayovac. The purpose of this report is to inform shareholders of our compensation policies for our executive officers and the rationale for the compensation paid to executive officers in fiscal 2003.

Compensation Procedures and Policies

        Our executive compensation philosophy and specific compensation plans tie a significant portion of our executives' compensation to our success in meeting specified profit, growth and performance goals and to appreciation in our stock price. Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interest through equity-based plans.

        Our executive compensation consists of three key components: base salary, annual incentive compensation and stock-based awards, each of which is intended to complement the others and, taken together, to satisfy our compensation objectives. The Compensation Committee's policies with respect to each of the three components, including the basis for the compensation awarded to our Chief Executive Officer, are discussed below.

Base Salary

        Each of our Named Executive Officers is party to an employment agreement approved by the Compensation Committee that sets the base salary for each Named Executive Officer as well as other terms and conditions of employment. The base salary of each Named Executive Officer may be adjusted during the term of the agreement, as approved by the Board of Directors. The Compensation Committee periodically reviews the base salary of the Chief Executive Officer and the recommendation of the Chief Executive Officer with regard to the base salary of all our other executive officers. The Compensation Committee reviews available national survey data regarding salaries of persons holding comparable positions at comparably sized consumer goods companies to establish base salary ranges and then approves, with any modifications it deems appropriate, the base salaries recommended by the Chief Executive Officer for each of the other executive officers.

        Mr. Jones' base salary, as well as other terms and conditions of his employment, was reviewed at the July 10, 2002 meeting of the Compensation Committee. The Compensation Committee primarily considered our achievement of annual goals relating to earnings per share, sales growth and return on investment in fiscal 2002 and Mr. Jones' contribution to achieving those goals. In consideration of Mr. Jones' performance, the Compensation Committee approved Mr. Jones' base salary of $700,000 for fiscal 2003, as well as the other terms and conditions of his employment, and approved the terms of Mr. Jones' employment agreement. See "Employment Agreements" above for further information about the terms and conditions of Mr. Jones' employment agreement. On October 9, 2003, the Compensation Committee reviewed and discussed various matters related to the compensation of certain executives and key employees of the Company, and approved an increase in base salary of certain executives and key employees (excluding Mr. Jones) and the award of certain shares of restricted stock and options to purchase Common Stock to certain executives and key employees (including Mr. Jones).

        The amount of base salary paid to each Named Executive Officer in fiscal 2003 is set forth in the summary compensation table on page 18.

Annual Incentive Compensation

        In fiscal 2003, our executive officers were eligible to participate in an incentive bonus plan which called for payments to Mr. Jones based on 100% of his annual salary, to Mr. Hussey based on 75% of his annual salary and to our other executive officers based on 60% of their annual salaries as cash bonuses in the event that we reached 100% of our target financial goals. Bonuses could exceed that amount (but in no event would bonuses exceed 150% of annual salary) if we exceeded our target financial goals. We reached 112% of our target financial goals in fiscal 2003 and, as a result, Mr. Jones was paid 112% of his annual salary, Mr. Hussey was paid 84% of his annual salary and our other executive officers were paid 67% of their respective annual salaries in November 2003.

        In fiscal 2004, our executive officers will be eligible to participate in an incentive bonus plan which calls for payments to Mr. Jones based on 100% of his annual salary, to Mr. Hussey and Mr. Lee based on 75% of their respective annual salaries and to our other executive officers based on 60% of their annual salaries as cash bonuses in the event that we reach 100% of our target financial goals. Bonuses can exceed that amount (but in no event will bonuses exceed 150% of annual salary) if we exceed our target financial goals. If we reach at least 80%, but less than 100%, of our target financial goals, the executive officers may be eligible to receive between 50% and 100% of the incentive bonus payment they would otherwise have been eligible to receive had we reached 100% of our target financial goals.

Stock-Based Awards

        During fiscal 2003, our executive officers were also eligible to participate in the 1996 Plan and the 1997 Incentive Plan.

        Under the 1996 Plan, options to acquire up to 2,318,000 shares of Common Stock, in the aggregate, could be granted to select employees and directors under a time-vesting and/or a performance-vesting formula at an exercise price equal to the market price of the Common Stock on the date of grant. The time-vesting options become exercisable primarily in equal 20% increments over a five-year period. The performance-vesting options become exercisable at the end of ten years with accelerated vesting over each of the first five years if we achieve certain performance goals. Accelerated vesting may also occur upon a sale of Rayovac, as defined in the 1996 Plan. As of June 1, 2004, options with respect to 788,757 shares of Common Stock were outstanding under the 1996 Plan. In 1997, the Board of Directors adopted the 1997 Incentive Plan, which replaced the 1996 Plan. No further awards will be granted under the 1996 Plan, other than awards to replace options granted under the 1996 Plan that terminate or expire prior to being exercised.

        Under the 1997 Incentive Plan, we may grant to employees and non-employee directors stock options, stock appreciation rights, restricted stock, and other stock-based awards, as well as cash-based annual and long-term incentive awards. Accelerated vesting will occur in the event of a change in control, as defined in the 1997 Incentive Plan. Up to 5,000,000 shares of Common Stock may be issued under the 1997 Incentive Plan. As of June 1, 2004, 3,576,520 shares of Common Stock underlying stock option grants and unvested restricted stock awards were outstanding under the 1997 Incentive Plan. The 1997 Incentive Plan expires in August 2007.

        In April 2004, the Compensation Committee determined that the 1997 Incentive Plan did not have a sufficient number of shares reserved and available for future grants of stock or stock-based awards to meet the Company's anticipated needs over the next several years. As a result, the Compensation Committee recommended, and the Board of Directors approved, the adoption of a new incentive compensation plan substantially similar to the 1997 Incentive Plan that reserves and makes available for distribution up to 3,500,000 shares of Common Stock for stock and stock-based awards similar in kind to those available under the 1997 Incentive Plan. This new incentive compensation plan is called the 2004 Rayovac Incentive Plan and is subject to shareholder approval at the Annual Meeting, as further described under the Section entitled "Proposal No. 2—Approval of 2004 Incentive Plan" in this proxy statement. The text of the 2004 Rayovac Incentive Plan is set forth in Apprendix A to this proxy statement.

        The options granted to the Named Executive Officers in fiscal 2003 are set forth in the option grant table on page 20.

Policy Regarding Deductibility of Compensation.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the tax deductibility by a company of compensation in excess of $1,000,000 paid to its chief executive officer and the four next highest compensated executive officers. This limit does not apply, however, to performance-based compensation, provided that certain conditions are satisfied.

        The Compensation Committee's general policy is to preserve, when possible, the federal income tax deduction for compensation payable to executives. Accordingly, provided that we satisfy all other conditions under Section 162(m) of the Code and any related regulations, we believe that awards made under the 1997 Incentive Plan will be deductible. The Compensation Committee believes that no payments have been made that would fail to be deductible as a result of the application of Section 162(m) of the Code. We reserve the authority, however, to authorize payments that may not be deductible if we believe that it is in the best interests of Rayovac and our shareholders.

        The foregoing report is furnished by the Compensation Committee of the Board of Directors.

                      COMPENSATION COMMITTEE
                      Thomas R. Shepherd, Chairman
                      John S. Lupo

COMPARISON OF TOTAL SHAREHOLDER RETURN

        The following graph demonstrates the total shareholder return on an initial investment of $100 on September 30, 1998 through September 30, 2003 for (i) our Common Stock, (ii) the Standard & Poor's Small Cap 600 Index, (iii) the Russell 2000 Index and (iv) the Russell 2000 Consumer Staples Index. All values assume reinvestment of the full amount of all dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

AUDIT COMMITTEE REPORT

        Our Audit Committee consists of John D. Bowlin, William P. Carmichael and Barbara S. Thomas. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed at the Corporate Governance portion of our website at www.rayovac.com.

        Management is responsible for our internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        With respect to our audited financial statements for the fiscal year ended September 30, 2003, management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed those financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications), including the quality and acceptability of the Company's accounting principles as applied in its financial reporting.

        The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent auditors the accounting firm's independence. The Audit Committee also considered whether the non-audit services provided by the independent auditors during the last fiscal year described below were compatible with maintaining the independent auditors' independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2003 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent auditors for fiscal 2004.

        The foregoing report is furnished by the Audit Committee of the Board of Directors.

                      AUDIT COMMITTEE
                      William P. Carmichael, Chairman
                      John D. Bowlin
                      Barbara S. Thomas

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We hold various promissory notes described below from certain of our current executive officers.

        Mr. Jones previously executed a promissory note in the aggregate principal amount of $500,000 (the "Jones Equity Note") with an annual interest rate of 7% to partially fund his purchase of certain shares of our common stock in connection with our 1996 recapitalization. The note matured and was paid in full in September 2003.

        On July 20, 2000, the Board of Directors authorized loans to Messrs. Jones, Hussey, Biller and Cancio of up to the aggregate principal amounts of $1,950,000, $800,000, $400,000 and $200,000, respectively (collectively, the "Executive Notes"). As of August 11, 2000, Messrs. Jones, Hussey, Biller and Cancio had each executed a promissory note and, as of September 30, 2003, had drawn aggregate principal amounts of $1,700,000, $750,000, $400,000 and $200,000, respectively, under the authorized loan program. Interest on these promissory notes is to be adjusted annually to the Internal Revenue Service minimum rate for 3-5 year maturities. The annual interest rate on each of these notes was 3.5% in fiscal year 2003. Each of these promissory notes is secured by a security interest in shares of our Common Stock (including vested options) owned by the respective borrower. Payments of interest on the Executive Notes are due annually and the outstanding principal amount and any unpaid interest on the Executive Notes is payable at maturity. The Executive Notes mature in September 2005.

        The purpose of the Executive Notes was to provide the executive officers receiving the loans with access to funds as a component of their compensation program. In July 2000, a significant percentage of the stock options and our Common Stock held by such executive officers was subject to transfer restrictions imposed by a shareholders agreement among Rayovac, the executive officers and the Thomas H. Lee Company (which agreement expired on September 12, 2002). The loans provided the executive officers with access to alternative funds in light of the restrictions imposed by the shareholders agreement on the equity component of the executives' compensation.

        The largest aggregate amount of indebtedness outstanding at any time during fiscal 2003 for each of the executive officers was as follows: Mr. Jones, $2,200,000; Mr. Hussey, $750,000; Mr. Biller, $400,000; and Mr. Cancio, $200,000. The aggregate amount of indebtedness outstanding as of June 1, 2004, for each of the executive officers was as follows: Mr. Jones, $1,700,000; Mr. Hussey, $750,000; Mr. Biller, $400,000; and Mr. Cancio, $200,000.

PROPOSAL NO. 2
APPROVAL OF 2004 INCENTIVE PLAN

Introduction

        On April 20, 2004, the Compensation Committee of the Board of Directors adopted the 2004 Rayovac Incentive Plan (the "2004 Incentive Plan"), under which 3,500,000 shares of our Common Stock will be reserved for issuance. Our Board of Directors approved the 2004 Incentive Plan on April 21, 2004, subject to shareholder approval at the Annual Meeting.

        We are seeking shareholder approval of the 2004 Incentive Plan because the Compensation Committee and the Board of Directors believe that the number of shares currently available for future grant under both the 1996 Plan and the 1997 Incentive Plan may not be sufficient to meet the Company's anticipated needs over the next several years. As of the end of our 2003 fiscal year, only 744,833 shares of Common Stock remained available for future issuance under our existing plans. For more information regarding the outstanding awards under our plans as of the end of our 2003 fiscal year, see "Equity Compensation Plan Information" in this proxy statement. As of June 1, 2004, only 141,463 shares of Common Stock remained available for future issuance under our existing plans, excluding an aggregate of 832,716 shares of restricted stock awards outstanding for which the restrictions have not lapsed. Also as of June 1, 2004, options with respect to 3,532,361 shares of Common Stock were outstanding under out existing plans, with a weighted-average exercise price of $14.31 and an average expiration date of November 2010. If the 2004 Incentive Plan is not approved, we will not be able to grant any awards to eligible participants once all the shares reserved under our current plans have been used.

        The 3,500,000 new shares that would be available for issuance under the 2004 Incentive Plan, and the terms and conditions of the plan, would enhance our flexibility in connection with providing equity ownership opportunities and performance-based incentives to our employees and non-employee directors. The Compensation Committee and the Board of Directors believe that providing equity ownership opportunities and performance-based incentives to our employees and non-employee directors, thereby aligning the interests of officers and employees with those of shareholders, enhances our performance and profitability.

        The text of the 2004 Incentive Plan is set forth in Appendix A to this proxy statement. The following is intended to be a summary, and does not purport to be a complete statement, of the 2004 Incentive Plan's principal terms. This summary is subject to and qualified in its entirety by reference to Appendix A.

        The closing price of a share of our Common Stock on the New York Stock Exchange on June 1, 2004 was $26.97.

Material Features of the 2004 Incentive Plan

Purpose and Administration of the 2004 Incentive Plan

        The purpose of the 2004 Incentive Plan is to support the Company's ongoing efforts to attract and retain leaders of exceptional talent and to provide the Company with the ability to provide incentives directly linked to the profitablility of the Company's business and to increases in shareholder value. By providing equity ownership opportunities and performance-based incentives, the 2004 Incentive Plan is intended to better align the interests of officers and employees with those of shareholders and thereby enhance our performance and profitability. The 2004 Incentive Plan authorizes the grant of incentive or nonqualified stock options, stock appreciation rights ("SARs"), restricted stock, other stock-based awards and cash-based annual and long-term incentive awards (collectively referred to as "Awards"), any of which may be granted on a stand alone, combination or tandem basis. The Compensation Committee administers the 2004 Incentive Plan and determines the individuals to whom Awards are to be made and all terms and conditions of the Awards, but, at the discretion of the Board of Directors, such determinations may be made subject to ratification by the Board of Directors.

Common Stock Available for Issuance; Limitation on Awards

        The maximum number of shares as to which stock options, restricted stock and other stock-based awards may be granted under the 2004 Incentive Plan is 3,500,000 shares. If any Award is exercised or cashed out or terminates or expires or its forfeited, in any case without a payment being made to the participant in the form of Common Stock, the shares subject to such Awards, if any, shall again be available for distribution in connection with Awards under the plan. The 2004 Incentive Plan limits the number of shares of Common Stock that can be represented by stock options, SARs, or restricted stock and awarded to any participant during any single fiscal year to no more than 25% of the shares originally reserved for distribution under the plan. The value of a recipient's annual incentive award with respect to any performance cycle may not exceed $1,000,000; individual long-term incentive awards are limited to $1,000,000 times the number of years in the applicable performance cycle. No awards shall be granted after July 31, 2014, unless otherwise provided by the Board of Directors, but any awards granted before such date may extend beyond that date.

Participants

        Any employees of the Company, its subsidiaries and affiliates, as well as any non-employee members of the Board of Directors of the Company, its subsidiaries or affiliates are eligible to be granted awards under the 2004 Incentive Plan. As of June 1, 2004, the Company and its subsidiaries and affiliates had approximately 6,850 employees and non-employee directors worldwide, all of whom are eligible to be considered for awards under the 2004 Incentive Plan.

Types of Awards

        The 2004 Incentive Plan authorizes the grant of incentive or nonqualified stock options, SARs, restricted stock, other stock-based awards and cash-based annual and long-term incentive awards, any of which may be granted on a stand alone, combination or tandem basis.

  •
  Stock Options.  Stock options represent the right to purchase shares of our Common Stock within a specified period of time at a specified price, payable in cash or Common Stock. Stock options may be in the form of incentive stock options, qualifying under Section 422 of the Code, or nonqualified stock options. The exercise price for an incentive stock option will be not less than 100% of the fair market value of Common Stock on the date of grant. No incentive stock option shall be exercisable more than ten years after the date of grant. No incentive stock options can be granted under the 2004 Incentive Plan after July 31, 2014, but options granted before that date may be exercised thereafter.

  •
  Stock Appreciation Rights.  SARs represent the right to receive a payment in cash, shares of Common Stock or both, with a value equal to the difference between the fair market value of the Award on a specified date and the Award's grant or exercise price, if any.

  •
  Restricted Stock Awards.  Restricted stock is Common Stock that is subject to a risk of forfeiture or other restrictions that will lapse upon satisfaction of specified conditions. Subject to any restrictions applicable to the Award, a participant holding restricted stock, whether vested or unvested, will be entitled to enjoy all rights of a shareholder with respect to such restricted stock, including the right to receive dividends and to vote the shares, but restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the restricted period.

  •
  Other Stock-Based Awards and Cash-Based Annual and Long-Term Incentive Awards.  Other stock-based awards are Awards, other than stock options, SARs or restricted stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock. The Compensation Committee shall specify the terms of such Awards. Incentive awards are performance-based awards that are expressed in cash or Common Stock or any combination of cash and Common Stock. Annual incentive awards are based on the performance of the Company, any subsidiary, affiliate or unit or any individual over a period of one year or less. Long-term incentive awards are based on performance cycles greater than one year. The Compensation Committee establishes performance cycles and performance goals. Performance goals for Awards that are intended to constitute "performance-based" compensation under Section 162(m) of the Code are based on one or more of the following criteria: earnings per share; total shareholder return; operating income; net income; cash flow; return on equity; return on capital; earnings before interest and taxes ("EBIT"); earnings before interest, taxes, depreciation and amortization ("EBITDA"); and net after-tax operating profit less the cost of capital ("Economic Value Added").

Change in Control Provisions

        The 2004 Incentive Plan provides that in the event of a "Change in Control" (as defined in the plan), all stock options and SARs will become immediately exercisable, the restrictions applicable to outstanding restricted stock and other stock-based awards will lapse and, unless otherwise determined by the Compensation Committee, the value of outstanding stock options, SARs, restricted stock and other stock-based awards will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period. In addition, outstanding incentive awards will be vested and paid out on a prorated basis, based on the maximum award opportunity of such awards and the number of months elapsed compared with the total number of months in the performance cycle.

Transferability

        Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards may not be transferred except by will or the laws of descent and distribution, and, during his or her lifetime, any Awards may be exercised only by the employee or non-employee director.

Amendments

        Our Board of Directors may amend or terminate the 2004 Incentive Plan at any time, but no amendment can be made without shareholder approval if required under applicable law or if the amendment would increase the total number of shares of Common Stock that may be distributed under the plan. In addition, any amendment to the plan or any Award agreement may materially and adversely affect any outstanding Award under the plan without the Award recipient's consent, unless otherwise provided in an Award agreement. No stock option or SAR may be repriced or modified without shareholder approval (except in connection with a change in the Company's capitalization), if the effect would be to reduce the exercise or grant price for the shares underlying such stock option or SAR.

Plan Benefits

        The future benefits or amounts that would be received under the 2004 Incentive Plan by executive officers and other employees are discretionary and are therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the 2004 Incentive Plan were in effect at that time cannot be determined.

Federal Income Tax Consequences of 2004 Incentive Plan

        The following is a brief description of the federal income tax consequences generally arising with respect to Awards under the 2004 Incentive Plan.

        Nonqualified Stock Options.    Nonqualified stock options granted under the 2004 Incentive Plan will not be taxable to an employee at grant but generally will result in taxation at exercise. At that time, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise over the option price paid for the stock. We will be entitled to a corresponding deduction when the employee must recognize the income and in the amount of the income recognized.

        Incentive Stock Options.    An employee will not recognize income upon the grant of an incentive stock option. An employee also generally will not recognize income upon exercise of an incentive stock option, provided that he had been an employee of Rayovac or our subsidiaries at all times from the date of grant of the incentive stock option until three months before exercise of the incentive stock option (or one year, in the case of an exercise after becoming disabled). The amount by which the fair market value of the stock at exercise exceeds the exercise price, however, is an adjustment in computing the employee's alternative minimum tax in the year of exercise. If the employee holds the shares of Common Stock acquired upon exercise of an incentive stock option at least until the first anniversary of the date of exercise or, if later, the second anniversary of the date of grant of the incentive stock option, upon disposition of the shares the employee will have capital gain equal to the excess of the amount realized upon the disposition over the amount paid for the shares. If the employee holds the shares for this period, we will not be entitled to a deduction with respect to the incentive stock option.

        If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of the holding period described above, he is considered to have engaged in a "disqualifying disposition," as a consequence of which he will generally recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the lesser of the amount realized upon disposition of the shares and the fair market value of the shares on the date of exercise over the exercise price paid for the shares. If the amount realized upon disposition is greater than the fair market value of the shares on the date of exercise, the difference will be taxable to the employee as ordinary income. We will be entitled to a deduction in the year of the disqualifying disposition in an amount equal to the amount of ordinary income recognized as a result of the disqualifying disposition.

        Stock Appreciation Rights.    The grant of an SAR does not create tax consequences to an employee. Instead, upon exercise, the employee recognizes ordinary income equal to the amount of cash or the fair market value of any shares of Common Stock he receives. We will be entitled to a corresponding deduction.

        Restricted Stock.    The recognition of income for federal tax purposes relating to an award of restricted stock depends on the restrictions imposed on the shares. Generally, taxation occurs in the first taxable year in which the shares cease to be subject to a substantial risk of forfeiture. When the restrictions lapse, the employee will recognize taxable income equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. The employee may, however, make an election to include in income when the shares are first transferred to him an amount equal to the excess of the fair market value of the stock at that time over the amount, if any, paid for the stock. We are generally entitled to a deduction corresponding to the employee's income inclusion.

        Other Stock-Based Awards/Incentive Awards.    Any cash payments or the fair market value of any Common Stock or other property an employee receives in connection with other stock-based awards or incentive awards generally will be taxable as ordinary income to the employee in the year in which the Award becomes vested. We will generally be entitled to a corresponding deduction.

        Other Federal Income Tax Considerations.    Section 162(m) of the Code places a $1,000,000 annual limit on the compensation deductible by us for compensation paid to certain of our executives. The limit, however, does not apply to "qualified performance-based compensation." We believe, provided that we satisfy all the requirements of Section 162(m) of the Code and any related regulations, that awards of stock options, SARs and certain other performance-based compensation awards under the 2004 Incentive Plan will qualify for this exception to the deductibility limit.

        Also, Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to "excess parachute payments" within the meaning of Section 280G of the Code and, to such extent, will be non-deductible by us and subject to a 20% excise tax by the participant.

        State tax consequences may in some cases differ from the federal tax consequences. In addition, Awards under the 2004 Incentive Plan may in some instances be made to employees who are subject to tax in jurisdictions other than the United States and may result in consequences different from those described above. The foregoing summary of the income tax consequences in respect of the 2004 Incentive Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences, including the application and effect of foreign, state and local tax laws.

The Board of Directors recommends a vote FOR Proposal No. 2 to approve the 2004 Incentive Plan.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

General

        Upon recommendation of the Audit Committee, our Board of Directors has appointed KPMG LLP as our independent auditors for fiscal 2004. The shareholders are asked to ratify this action of the Board of Directors. Shareholder ratification of the selection of KPMG LLP as our independent auditors for fiscal 2004 is not required by our Amended and Restated By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the selection of KPMG LLP as our independent auditors for fiscal 2004, our Board of Directors will consider the matter at its next meeting. KPMG LLP has audited our financial statements since September 12, 1996.

        It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

Independent Auditor Fees

        The following table summarizes the fees KPMG LLP, our independent auditor, billed to us for each of the last two fiscal years:

	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2003	$1,647,000	$360,000	$134,000	$0
2002	358,000	1,052,000	59,000	0

  In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain of our foreign subsidiaries. "Audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. For fiscal 2003, the vast majority of audit-related fees were attributable to due diligence services related to our acquisition of Remington Products Company, L.L.C. and other due diligence services and advice related to the implementation of Section 404 of the Sarbanes-Oxley Act of 2002. For fiscal 2002, the vast majority of such fees were attributable to services performed in connection with our acquisition of substantially all of the consumer battery business of VARTA AG and other due diligence services. The remaining audit-related fees in both fiscal 2002 and 2003 were attributable to audits of financial statements of employee benefit plans. "Tax fees" are fees for tax compliance, tax advice and tax planning, and for both fiscal 2003 and fiscal 2002 such fees were attributable to services for tax-compliance assistance and tax advice. "All other fees" are fees for any services not included in the first three categories.

Pre-Approval of Independent Auditor Services and Fees

        The Audit Committee pre-approved the fiscal 2003 audit services engagement performed by KPMG LLP.

        In accordance with the Audit Committee's Pre-Approval Policy, the Audit Committee pre-approves other specified audit and specified non-audit services up to an aggregate dollar amount and approves on an engagement by engagement basis any individual non-due diligence engagement in excess of $100,000 in any 12-month period or any individual engagement to perform due diligence services pertaining to potential business acquisitions/dispositions and other transactions and events in excess of $1,000,000 in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to he Audit Committee at its next scheduled meeting. During fiscal 2003, the Audit Committee pre-approved all other audit and non-audit services in accordance with the policy set forth above.

The Board of Directors recommends a vote FOR Proposal No. 3 to ratify the appointment of KPMG LLP as Rayovac's independent auditors for fiscal 2004.

OTHER MATTERS

        The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

SHAREHOLDER COMMUNICATIONS TO THE BOARD

        Generally, shareholders who have questions or concerns should contact our Vice President, Investor Relations at (770) 829-6200 or via electronic mail at investorrelations@rayovac.com. Any stockholders who wish to address questions or concerns regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to Rayovac Corporation, Attention: General Counsel, 6 Concourse Parkway, Suite 3300, Atlanta, Georgia, 30328 or by email to investorrelations@rayovac.com. Questions and concerns will be forwarded directly to the appropriate director or directors.

SHAREHOLDER PROPOSALS

        Under the rules and regulations of the SEC, shareholder proposals intended to be presented in our proxy statement for the annual meeting of shareholders to be held in 2005 must be received at our principal executive offices at 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, no later than February 15, 2005 in order to be considered for inclusion in our proxy statement for such meeting.

        Under our Amended and Restated By-Laws, proposals of shareholders intended to be submitted for a formal vote (other than proposals to be included in our proxy statement) at the annual meeting of shareholders to be held in 2005 may be made only by a shareholder of record who has given notice of the proposal to the Secretary of Rayovac at our principal executive offices no earlier than May 7, 2005 and not later than June 1, 2005. The notice must contain certain information as specified in our Amended and Restated By-Laws. Any proposal received after June 1, 2005 will not be considered "timely" under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal.

ANNUAL REPORT AND FORM 10-K

        A copy of our Annual Report on Form 10-K filed with the SEC is available on request by writing to the Vice President, Investor Relations, Rayovac Corporation, 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328 or via electronic mail at investorrelations@rayovac.com.

        Our Annual Report for the fiscal year ended September 30, 2003, including the financial statements for fiscal 2003, was previously mailed to shareholders. An additional copy of the Annual Report may be obtained by writing to the Vice President, Investor Relations at the above mailing address or electronic mail address.

                      By Order of the Board of Directors,

                      James T. Lucke
                      Secretary

June 15, 2004

Appendix A

THE 2004 RAYOVAC INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

        The purpose of the Plan is to support the Company's ongoing efforts to attract and retain leaders of exceptional talent and to provide the Company with the ability to provide incentives directly linked to the profitability of the Company's businesses and to increases in shareholder value.

        For purposes of the Plan, the following terms are defined as set forth below:

        a.     "Annual Incentive Award" means an Incentive Award made pursuant to Section 5(a)(v) with a Performance Cycle of one year or less.

        b.     "Awards" mean grants under this Plan of Incentive Awards, Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards.

        c.     "Board" means the Board of Directors of the Company.

        d.     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

        e.     "Commission" means the Securities and Exchange Commission or any successor agency.

        f.      "Committee" means the Compensation Committee of the Board or a subcommittee thereof, any successor thereto or such other committee or subcommittee as may be designated by the Board to administer the Plan.

        g.     "Common Stock" or "Stock" means the Common Stock of the Company.

        h.     "Company" means Rayovac Corporation, a corporation organized under the laws of the State of Wisconsin, or any successor thereto.

        i.      "Economic Value Added" means net after-tax operating profit less the cost of capital.

        j.      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

        k.     "Exercise Period" means the 60-day period from and after a Change in Control.

        l.      "Fair Market Value" means, as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange—Composite Transactions or, if no such sale of Common Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, however, that the Committee may in its discretion designate the actual sales price as Fair Market Value in the case of dispositions of Common Stock under the Plan.

        m.    "Incentive Award" means any Award that is either an Annual Incentive Award or a Long-Term Incentive Award.

        n.     "Incentive Stock Option" means any Stock Option that complies with Section 422 (or any amended or successor provision) of the Code.

        o.     "Long-Term Incentive Award" means an Incentive Award made pursuant to Section 5(a)(v) with a Performance Cycle of more than one year.

        p.     "Nonqualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

        q.     "Other Stock-Based Award" means an Award made pursuant to Section 5(a)(iv).

        r.     "Performance Cycle" means the period selected by the Committee during which the performance of the Company or any subsidiary, affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

        s.     "Performance Goals" mean the objectives for the Company or any subsidiary or affiliate or any unit thereof or any individual that may be established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) (or any amended or successor provision) of the Code shall be based on one or more of the following criteria: earnings per share, total shareholder return, operating income, net income, cash flow, return on equity, return on capital, earnings before interest and taxes ("EBIT"), earnings before interest, taxes, depreciation and amortization ("EBITDA"), and Economic Value Added.

        t.      "Plan" means this 2004 Rayovac Incentive Plan, as amended from time to time.

        u.     "Restricted Period" means the period during which an Award may not be sold, assigned, transferred, pledged or otherwise encumbered.

        v.     "Restricted Stock" means an Award of shares of Common Stock pursuant to Section 5(a)(iii).

        w.    "Spread Value" means, with respect to a share of Common Stock subject to an Award, an amount equal to the excess of the Fair Market Value, on the date such value is determined, over the Award's exercise or grant price, if any.

        x.     "Stock Appreciation Right" or "SAR" means a right granted pursuant to Section 5(a)(ii).

        y.     "Stock Option" means an Incentive Stock Option or a Nonqualified Stock Option granted pursuant to Section 5(a)(i).

In addition, the terms "Business Combination," "Change in Control," "Change in Control Price," "Incumbent Board," "Outstanding Company Common Stock," "Outstanding Company Voting Securities" and "Person" have the meanings set forth in Section 6.

SECTION 2. ADMINISTRATION.

        The Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for carrying out the Plan as it may deem appropriate. The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the laws, regulations, compensation practices and tax and accounting principles of the countries in which the Company, a subsidiary or an affiliate may operate to assure the viability of the benefits of Awards made to individuals employed in such countries and to meet the objectives of the Plan.

        Subject to the terms of the Plan, the Committee shall have the authority to determine those individuals eligible to receive Awards and the amount, type and terms of each Award and to establish and administer any Performance Goals applicable to such Awards, but, at the discretion of the Board, such determinations may be made subject to ratification by the Board.

        The Committee may delegate its authority and power under the Plan to one or more officers of the Company, subject to guidelines prescribed by the Committee and approved by the Board, with respect to participants who are not subject to either Section 16 (or any amended or successor provision) of the Exchange Act or Section 162(m) (or any amended or successor provision) of the Code.

        Any determination made by the Committee or pursuant to delegated authority in accordance with the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate, and all decisions made by the Committee or any appropriately designated officer pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants, but subject to ratification by the Board if the Board so provides.

SECTION 3. ELIGIBILITY.

        All employees of the Company, its subsidiaries and affiliates, as well as non-employee members of the Board of Directors of the Company, its subsidiaries or affiliates are eligible to be granted Awards under the Plan.

SECTION 4. COMMON STOCK SUBJECT TO PLAN.

        The total number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 3,500,000 shares, all of which may be issued pursuant to the exercise of Stock Options awarded under the Plan. If any Award is exercised or cashed out or terminates or expires or is forfeited without a payment being made to the participant in the form of Common Stock, the shares subject to such Award, if any, shall again be available for distribution in connection with Awards under the Plan; provided, however, that any shares that are available again for Awards under the Plan also shall count against the limit described in Section 5(b). Any shares of Common Stock that are used by a participant as full or partial payment of withholding or other taxes or as payment for the exercise or conversion price of an Award shall be available for distribution in connection with Awards under the Plan.

        In the event of any merger, share exchange, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, split-up, spin-off, issuance of rights or warrants or other similar transaction or event affecting the Common Stock after adoption of the Plan by the Board, the Board is authorized to make appropriate substitutions or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and price of shares subject to outstanding Awards and in the Award limits set forth in Section 5; provided, however, that any such substitutions or adjustments shall be, to the extent deemed appropriate by the Board, consistent with the treatment of shares of Common Stock not subject to the Plan, and that the number of shares subject to any Award shall always be a whole number. The Committee may make an Award in substitution for incentive awards, stock awards, stock options or similar awards held by an individual who becomes an employee of the Company, a subsidiary or an affiliate in connection with a transaction described in the second paragraph of this Section 4. Notwithstanding any provision of the Plan (other than the limitation set forth in the first paragraph of this Section 4), the terms of such substituted Awards shall be as the Committee, in its discretion, determines is appropriate.

SECTION 5. AWARDS.

        (a)   General. The types of Awards that may be granted under the Plan are set forth below. Awards may be granted singly, in combination or in tandem with other Awards.

            (i)  STOCK OPTIONS. A Stock Option represents the right to purchase a share of Stock at a predetermined grant price. Stock Options granted under this Plan may be in the form of Incentive Stock Options or Nonqualified Stock Options, as specified in the Award agreement, but no Stock Option designated as an Incentive Stock Option shall be invalid in the event that it fails to qualify as an Incentive Stock Option. The term of each Stock Option shall be set forth in the Award agreement, but no Incentive Stock Option shall be exercisable more than ten years after the grant date. The grant price per share of Common Stock purchasable under an Incentive Stock Option shall not be less than 100% of the Fair Market Value on the date of grant. Subject to the applicable Award agreement, Stock Options may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept (including a copy of instructions to a broker or bank acceptable to the Company to deliver promptly to the Company an amount of sale or loan proceeds sufficient to pay the purchase price). As determined by the Committee, payment in full or in part may also be made in the form of Common Stock already owned by the optionee valued at the Fair Market Value on the date the Stock Option is exercised; provided, however, that such Common Stock acquired within the preceding six months upon the exercise of a Stock Option or stock unit or similar Award granted under the Plan or any other plan maintained at any time by the Company or any subsidiary shall not be used for such payment unless expressly authorized by the Committee.

           (ii)  STOCK APPRECIATION RIGHTS. An SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Committee), with a value equal to the Spread Value on the date the SAR is exercised. The grant price of an SAR shall be set forth in the applicable Award agreement. Subject to the terms of the applicable Award agreement, an SAR shall be exercisable, in whole or in part, by giving written notice of exercise to the Company.

          (iii)  RESTRICTED STOCK. Shares of Restricted Stock are shares of Common Stock that are awarded to a participant and that during the Restricted Period may be forfeitable to the Company upon such conditions as may be set forth in the applicable Award agreement. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered during the Restricted Period. Except as provided in this subsection (iii) and in the applicable Award agreement, a participant shall have all the rights of a holder of Common Stock, including the rights to receive dividends and to vote during the Restricted Period. Dividends with respect to Restricted Stock that are payable in Common Stock shall be paid in the form of Restricted Stock.

          (iv)  OTHER STOCK-BASED AWARDS. Other Stock-Based Awards are Awards, other than Stock Options, SARs or Restricted Stock, that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The grant, purchase, exercise, exchange or conversion of Other Stock-Based Awards granted under this subsection (iv) shall be on such terms and conditions and by such methods as shall be specified by the Committee.

           (v)  INCENTIVE AWARDS. Incentive Awards are performance-based Awards that are expressed in U.S. currency or Common Stock or any combination thereof. Incentive Awards shall be either Annual Incentive Awards or Long-Term Incentive Awards.

        (b)   Maximum Awards. The total number of shares of Restricted Stock and other shares of Common Stock subject to or underlying Stock Options, SARs and Other Stock-Based Awards awarded to any participant during the term of this Plan shall not exceed 25% of the shares of Common Stock originally reserved for distribution pursuant to the Plan. An Annual Incentive Award paid to a participant with respect to any Performance Cycle shall not exceed $1,000,000. A Long-Term Incentive Award paid to a participant with respect to any Performance Cycle shall not exceed $1,000,000 times the number of years in the Performance Cycle.

        (c)   Performance-Based Awards. Any Awards granted pursuant to the Plan may be in the form of performance-based Awards through the application of Performance Goals and Performance Cycles.

SECTION. 6. CHANGE IN CONTROL PROVISIONS.

        (a)   Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

            (i)  All Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs shall become fully vested and exercisable.

           (ii)  The restrictions and other conditions applicable to any Restricted Stock or Other Stock-Based Awards, including vesting requirements, shall lapse, and such Awards shall become free of all restrictions and fully vested.

          (iii)  The value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards shall, unless otherwise determined by the Committee at or after grant, be cashed out on the basis of the "Change in Control Price," as defined in Section 6(c), as of the date such Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

          (iv)  Any Incentive Awards relating to Performance Cycles prior to the Performance Cycle in which the Change in Control occurs that have been earned but not paid shall become immediately payable in cash. In addition, each participant who has been awarded an Incentive Award shall be deemed to have earned a pro rata Incentive Award equal to the product of (y) such participant's maximum award opportunity for such Performance Cycle, and (z) a fraction, the numerator of which is the number of full or partial months that have elapsed since the beginning of such Performance Cycle to the date on which the Change in Control occurs, and the denominator of which is the total number of months in such Performance Cycle.

        (b)   Definition of Change in Control. A "Change in Control" means the happening of any of the following events:

            (i)  The acquisition, other than in a transaction approved by the Incumbent Board, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange

  Act (a "Person")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction described in clauses (A), (B) and (C) of paragraph (iii) of this Section 6(b); or

           (ii)  Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such effective date whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (iii)  Approval by the stockholders of the Company of a reorganization, merger, share exchange or consolidation (a "Business Combination"), unless, in each case following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv)  Approval by the stockholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation with respect to which, following such sale or other disposition, (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) less than 25% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

        (c)   Change in Control Price. "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange-Composite Transactions or paid or offered in any bona fide transaction related to a potential or actual change in control of the Company at any time during the preceding 60-day period as determined by the Committee, except that, in the case of Incentive Stock Options, unless the Committee otherwise provides, such price shall be based only on transactions reported for the date on which such Incentive Stock Options are cashed out.

        (d)   Notwithstanding any other provision of this Plan, upon a Change in Control, unless the Committee shall determine otherwise at grant, or after grant but before the Change in Control, an Award recipient shall have the right, by giving notice to the Company within the Exercise Period, to elect to surrender all or part of the Stock Option, SAR, Restricted Stock or Other Stock-Based Award to the Company and to receive in cash, within 30 days of such notice, an amount equal to the amount by which the "Change in Control Price" on the date of such notice shall exceed the exercise or grant price under such Award, multiplied by the number of shares of Stock as to which the right granted under this Section 6 shall have been exercised.

        (e)   Notwithstanding the foregoing, if any right granted pursuant to this Section 6 would make a Change in Control transaction ineligible for pooling of interests accounting under generally accepted accounting principles that but for this Section 6 would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute the cash payable pursuant to this Section 6 with Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

SECTION 7. PLAN AMENDMENT AND TERMINATION.

        The Board may amend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval if such approval is required under applicable law, or if such amendment would increase the total number of shares of Common Stock that may be distributed under the Plan.

        Except as set forth in any Award agreement, no amendment or termination of the Plan or an Award agreement may materially and adversely affect any outstanding Award under the Plan without the Award recipient's consent. No Stock Option or SAR may be repriced or modified without stockholder approval (except in connection with a change in the Company's capitalization), if the effect would be to reduce the exercise or grant price for the shares underlying such Stock Option or SAR.

SECTION 8. PAYMENTS AND PAYMENT DEFERRALS.

        Payment of Awards may be in the form of cash, Stock, other Awards or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee, either at the time of grant or by subsequent amendment, may require or permit deferral of the payment of Awards under such rules and procedures as it may establish. It also may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Common Stock equivalents.

SECTION 9. DIVIDENDS AND DIVIDEND EQUIVALENTS.

        The Committee may provide that any Awards under the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents may be paid currently or may be credited to a participant's Plan account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional shares of Common Stock or Common Stock equivalents.

SECTION 10. TRANSFERABILITY.

        Except to the extent permitted by the Award agreement, either initially or by subsequent amendment, Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of the recipient only by him.

SECTION 11. AWARD AGREEMENTS.

        Each Award under the Plan shall be evidenced by a written agreement (which need not be signed by the recipient unless otherwise specified by the Committee) that sets forth the terms, conditions and limitations for each Award. Such terms may include, but are not limited to, the term of the Award, vesting and forfeiture provisions, and the provisions applicable in the event the recipient's employment terminates. The Committee may amend an Award agreement, provided that no such amendment may materially and adversely affect an Award without the Award recipient's consent.

SECTION 12. UNFUNDED STATUS OF PLAN.

        It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that, unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. GENERAL PROVISIONS.

        (a)   The Committee may require each person acquiring shares of Common Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

        All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal, state or foreign securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (b)   Nothing contained in this Plan shall prevent the Company, a subsidiary or an affiliate from adopting other or additional compensation arrangements for its employees or directors.

        (c)   Neither the adoption of the Plan nor the granting of Awards under the Plan shall confer upon any employee any right to continued employment nor shall they interfere in any way with the right of the Company, a subsidiary or an affiliate to terminate the employment of any employee at any time.

        (d)   No later than the date as of which an amount first becomes includible in the gross income of the participant for income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law or applicable regulation to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising from an Award may be settled with Common Stock, including Common Stock that is part of, or is received upon exercise or conversion of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including the making of irrevocable elections, for the settling of withholding obligations with Common Stock.

        (e)   On receipt of written notice of exercise, the Committee may elect to cash out all or a portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the Spread Value of such shares on the date such notice of exercise is received.

        (f)    The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin.

        (g)   If any provision of the Plan is held invalid or unenforceable, the invalidity or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if such provision had not been included.

        (h)   The Plan shall be effective on August 1, 2004. Except as otherwise provided by the Board, no Awards shall be granted after July 31, 2014, but any Awards granted theretofore may extend beyond that date.

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted as the Board of Directors recommends.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3

		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed			FOR	AGAINST	ABSTAIN

1.	To elect John S. Lupo and Thomas R. Shepherd as Class II directors for a three-year term. If any such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.	☐	☐	2.	To approve the 2004 Rayovac Incentive Plan.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee's name in the space provided below.				3.	To ratify the appointment by the Board of Directors of KPMG LLP as the Company's independent auditors for 2004.	☐	☐	☐
				4.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

DATE:	, 2004

SIGNATURE(S)

IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.

PLEASE DETACH PROXY CARD HERE

PROXY

RAYOVAC CORPORATION
ANNUAL MEETING OF SHAREHOLDERS JULY 21, 2004

Attention: Participants in the Rayovac 401(k) Retirement Savings Plan and the Rayovac 401(k) Savings Plan for Hourly Employees

        The undersigned, having read the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 15, 2004, receipt of which is hereby acknowledged, does hereby appoint and constitute KENT J. HUSSEY and JAMES T. LUCKE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Shareholders of Rayovac Corporation to be held at the Westin Atlanta North, 7 Concourse Parkway, Atlanta, Georgia, on Wednesday, July 21, 2004 at 8:00 a.m., local time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

Note from the Trustee:

New York Life Trust Company, as Trustee of the Rayovac 401(k) Retirement Savings Plan and the Rayovac 401(k) Savings Plan for Hourly Employees, has requested that the enclosed proxy materials relative to the securities held by us in your account, but not registered in your name be forwarded to you. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this proxy card and return it promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by the Rayovac 401(k) Retirement Savings Plan and the Rayovac 401(k) Savings Plan for Hourly Employees, is that securities for which no voting instructions have been given shall be voted in the same percentage as plan participants' directed allocated shares are voted. In order to ensure that your securities are voted as you wish, please return your proxy by July 19, 2004.

New York Life Trust Company

(IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted as the Board of Directors recommends.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3

		FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed			FOR	AGAINST	ABSTAIN

1.	To elect John S. Lupo and Thomas R. Shepherd as Class II directors for a three-year term. If any such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.	☐	☐	2.	To approve the 2004 Rayovac Incentive Plan.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for one or more individual nominees, write the nominee's name in the space provided below.				3.	To ratify the appointment by the Board of Directors of KPMG LLP as the Company's independent auditors for 2004.	☐	☐	☐
				4.	To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

DATE:	, 2004

SIGNATURE(S)

IMPORTANT: Please sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, etc., give title as such. If joint account, each joint owner should sign.

PLEASE DETACH PROXY CARD HERE

PROXY

RAYOVAC CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
JULY 21, 2004

        This Proxy is solicited by the Board of Directors for use at the Rayovac Corporation Annual Meeting of Shareholders on July 21, 2004 or any postponement(s) or adjournment(s) thereof.

        The undersigned, having read the Notice of Annual Meeting of Shareholders and Proxy Statement dated June 15, 2004, receipt of which is hereby acknowledged, does hereby appoint and constitute KENT J. HUSSEY and JAMES T. LUCKE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Shareholders of Rayovac Corporation to be held at the Westin Atlanta North, 7 Concourse Parkway, Atlanta, Georgia, on Wednesday, July 21, 2004 at 8:00 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

(IMPORTANT -- TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

QuickLinks

PROPOSAL NO. 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
BOARD ACTIONS; BOARD MEMBER INDEPENDENCE; COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
DIRECTOR NOMINATION PROCESS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARISON OF TOTAL SHAREHOLDER RETURN
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 2 APPROVAL OF 2004 INCENTIVE PLAN
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
OTHER MATTERS
SHAREHOLDER COMMUNICATIONS TO THE BOARD
SHAREHOLDER PROPOSALS
ANNUAL REPORT AND FORM 10-K
THE 2004 RAYOVAC INCENTIVE PLAN